Exhibit 99.1

                                            Press Release 2010-1

Goldrich Secures Financing to Acquire Equipment to

Begin Commercial Production

Spokane, WA – April 1, 2010 - Goldrich Mining Company (OTCBB - GRMC) (the “Company”) announces that it has secured $1,756,442 in financing, of which approximately $1,300,000 will be used to acquire equipment to begin commercial production at the Company’s Chandalar gold project and the balance will be used for exploration and general purposes. The financing came from multiple sources, including $615,037 from notes payable in gold, $208,500 from a private placement, and $932,905 from equipment vendor loans. Of the notes payable in gold, $290,000 had already been entered into by the Company in 2009 and were recorded as liabilities for the year ended December 31, 2009.

As noted in our news release on December 3, 2009, the amended notes payable in gold contract includes terms to deliver gold to the holder at the lesser of $850 or a 25% discount to market price as calculated on the contract date and specify delivery of gold in November 2011. Subsequently, the notes payable in gold contract was further amended to give the holder the option to elect by October 20, 2010 to: (1) accelerate the delivery of the gold to October 2010 based on a price equal to the lesser of $960 or a 15% discount to market price as calculated on the date of sale or (2) convert the original amount invested into common stock at a price of $0.45 per common share. The notes payable in gold contract contains standard terms regarding delivery and receipt of gold and payment of delivery costs. A finder's fee of 6% of the proceeds is payable to qualified arm's length parties.

Additionally, for each dollar of note payable in gold, the holder will receive one half of a common stock purchase warrant. Each whole warrant is exercisable to purchase one share of common stock of the Company at an exercise price of $0.65 for a period of two years following the date of issue.  In the event that the Company’s shares of common stock trade in the United States at a closing price of greater than $1.00 per share for a period of 10 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company.

The Company also received gross proceeds of $208,500 from a private placement of 695,000 Units, at a price of $0.30 per unit. Each Unit consists of one share of common stock and one-half common stock purchase warrant. Each whole warrant is exercisable to purchase one additional common share at $0.55 per share for a period of two years following the date of issue. In the event that the common shares trade at a weighted volume average price of greater than $0.80 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof and in such case the warrants will expire on the 20th business day after the date on which such notice is given by the Company. The Board of Directors has approved a total private placement of up to $7 million to qualified accredited investors.  The Company granted resale registration rights to such investors. The private placement is anticipated to be completed in multiple closings. Anticipated proceeds from the private placement are for exploration and development of the Company’s Chandalar property and for working capital and general corporate purposes.

A cash commission in the amount of 7% of the aggregate subscription amounts and warrants to purchase shares of common stock of the Company equal to 10% of the proceeds raised at each closing divided by the price of the common stock at the time of each closing are payable to qualified arm’s length finders in connection with the private placement. All warrants will be exercisable at a price equal to the then current market price of the common shares in compliance with FINRA and applicable federal and state security laws. The warrants will expire on the second anniversary of their issuance. Further, the warrants shall be non-transferable and in the event that the common stock trades at a closing price of greater than $0.80 per share for a period of 20 consecutive days, Goldrich may, at its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof and in such case the warrants will expire on the 20th business day after the date on which such notice is given by the Company.

In addition to funds received from the notes payable in gold and the private placement, the Company received $932,905 in loans from three different equipment vendors consisting of one 48-month loan for $258,080 at 4.72% interest per annum, a second 36-month loan for $165,950 at 7.9% interest per annum, and a third loan for $508,875 at 9.0% interest per annum payable in 6 monthly installments of $30,000 and a final payment of approximately $349,000 payable on or before October 15, 2010. These loans are secured by a security interest in the equipment.

The notes payable in gold contract and private placement securities have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and were offered and sold pursuant to applicable exemptions from such registration requirements.  This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any state or jurisdiction.

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For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara at telephone (509) 768-4468; e-mail wschara@goldrichmining.com.

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Goldrich Mining Company is engaged in the business of the discovery and mining of gold deposits.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.

Forward-Looking Statements

This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Legislation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Goldrich Mining Company expects or anticipates will or may occur in the future, including such things as the Company’s ability to sell forward gold sale contracts, the anticipated use of proceeds from the sale of such contracts, anticipated commercial production at the Company’s Chandalar gold project and other such matters are forward-looking statements.  Often, but not always, forward-looking statements state that certain actions, events or results ‘‘will’’ be taken, occur or be achieved.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause Goldrich Mining Company’s actual results in future periods to differ materially from forecasted results.  These risks and uncertainties include, among other things: the Company’s ability to sell forward gold sale contracts in the current economic environment, volatility of natural resource prices, including gold prices; product demand; market competition; the Company’s ability to continue with corporate spending priorities; the Company’s ability to secure additional financing; the existence and extent of gold deposits at the Chandalar property; the Company’s ability to start and maintain commercial production at the Company’s Chandalar property; and other risks inherent in the Company’s operations discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.    The Company makes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable laws or regulatory policies.

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